Exhibit 99

NextEra Energy Partners, LP
Media Line: 561-694-4442
Oct. 23, 2024

FOR IMMEDIATE RELEASE

NextEra Energy Partners, LP reports third-quarter 2024 financial results
•Declares quarterly distribution of $0.9175 per common unit
•Increases wind repowering target to approximately 1.9 gigawatts through 2026, including 225 megawatts of newly announced repowerings
•Plans to complete convertible equity portfolio financing and cost of capital review by January 2025

JUNO BEACH, Fla. - NextEra Energy Partners, LP (NYSE: NEP) today reported third-quarter 2024 net loss attributable to NextEra Energy Partners of $40 million. NextEra Energy Partners also reported third-quarter 2024 adjusted EBITDA of $453 million and cash available for distribution (CAFD) of $155 million.

"NextEra Energy Partners owns a large portfolio of high-quality, long-term contracted clean energy assets and has attractive organic growth opportunities from the repowering of its existing wind portfolio," said John Ketchum, chairman and chief executive officer. "NextEra Energy Partners is pleased to announce the repowering of another approximately 225 megawatts of wind facilities, bringing the partnership's total backlog of wind repowerings to approximately 1.6 gigawatts through 2026. The partnership's organic growth opportunities have expanded, and we are now increasing our wind repowering target to approximately 1.9 gigawatts of wind projects owned by NextEra Energy Partners through 2026, which is up from the previous target of 1.3 gigawatts."

Plans to repower wind facilities
NextEra Energy Partners today is announcing plans to repower an additional approximately 225 megawatts of wind facilities through 2026. The partnership's total backlog of wind repowerings is now approximately 1.6 gigawatts (GW) through 2026 against its updated target of approximately 1.9 GW.

Quarterly distribution declaration
The board of directors of NextEra Energy Partners declared a quarterly distribution of $0.9175 per common unit (corresponding to an annualized rate of $3.67 per common unit) to the unitholders of NextEra Energy Partners. This declaration reflects an annualized increase of nearly 6% from a year earlier. The distribution will be payable on Nov. 14, 2024, to unitholders of record as of Nov. 6, 2024.

Outlook
NextEra Energy Partners continues to expect the run-rate contribution for adjusted EBITDA from its forecasted portfolio at Dec. 31, 2024, to be in the range of $1.9 billion to $2.1 billion. The year-end 2024 run-rate projection reflects expected calendar-year 2025 contributions from the forecasted portfolio at year-end 2024.

The partnership also continues to evaluate alternatives to address its remaining convertible equity portfolio financing obligations and its cost of capital, focusing on its capital structure and the potential for redeployment of more cash flow toward driving organic cash flow growth. Given the demand for power, NextEra Energy Partners has many ways in which it can seek to grow, which could include not only acquiring assets, but also wind repowerings and potentially other organic growth opportunities. NextEra Energy Partners plans to complete its review by no later than the fourth-quarter 2024 call and intends to provide its distribution and run-rate cash available for distribution expectations at that time.

Conference call information
As previously announced, NextEra Energy Partners' third-quarter 2024 financial results conference call is scheduled for 9 a.m. ET today. Also discussed during the call will be third-quarter 2024 financial results for NextEra Energy, Inc. (NYSE: NEE). The listen-only webcast will be available on NextEra Energy Partners' website by accessing the following link: www.NextEraEnergyPartners.com/FinancialResults. The news release and the slides accompanying the presentation may be downloaded at www.NextEraEnergyPartners.com/FinancialResults, beginning at 7:30 a.m. ET today. A replay will be available for 90 days by accessing the same link as listed above.

NextEra Energy Partners, LP
NextEra Energy Partners, LP (NYSE: NEP) is a growth-oriented limited partnership formed by NextEra Energy, Inc. (NYSE: NEE). NextEra Energy Partners' strategy emphasizes acquiring, managing and owning contracted clean energy assets with stable, long-term cash flows with a focus on renewable energy projects. Headquartered in Juno Beach, Florida, NextEra Energy Partners owns, or has a partial ownership interest in, a portfolio of contracted renewable energy assets consisting of wind, solar and solar-plus-storage projects and a stand-alone battery storage project in the U.S., as well as contracted natural gas pipeline assets in Pennsylvania. For more information about NextEra Energy Partners, please visit: www.NextEraEnergyPartners.com.

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NextEra Energy Partners' management uses adjusted EBITDA and CAFD, which are non-GAAP financial measures, internally for financial planning, analysis of performance and reporting of results to the board of directors. NextEra Energy Partners also uses these measures when communicating its financial results and earnings outlook to analysts and investors. NextEra Energy Partners' management believes that adjusted EBITDA and CAFD provide a more meaningful representation of NextEra Energy Partners' cash generating ability. The attachments to this news release include a reconciliation of historical adjusted EBITDA and CAFD to net income (loss), which is the most directly comparable GAAP measure.

NextEra Energy Partners does not provide a quantitative reconciliation of forward-looking adjusted EBITDA to GAAP net income, the most directly comparable GAAP financial measure, because certain information needed to reconcile this measure is not available without unreasonable efforts due to the inherent difficulty in forecasting and quantifying this measure. These items include, but are not limited to, unrealized gains and losses related to derivative transactions, which could significantly impact GAAP net income. Adjusted EBITDA expectations assume, among other things, normal weather and operating conditions; positive macroeconomic conditions in the U.S.; public policy support for wind and solar development and construction; market demand and transmission expansion to support wind and solar development; access to capital at reasonable cost and terms; no changes to governmental policies or incentives; and completion of the partnership's transition plans. Please see the accompanying cautionary statements for a list of the risk factors that may affect future results. Adjusted EBITDA and CAFD do not represent substitutes for net income, as prepared in accordance with GAAP.

This news release should be read in conjunction with the attached unaudited financial information.

Cautionary Statements and Risk Factors That May Affect Future Results

This news release contains "forward-looking statements" within the meaning of the federal securities laws. Forward-looking statements are not statements of historical facts, but instead represent the current expectations of NextEra Energy Partners, LP (together with its subsidiaries, NEP) regarding future operating results and other future events, many of which, by their nature, are inherently uncertain and outside of NEP's control. Forward-looking statements in this news release include, among others, statements concerning adjusted EBITDA as well as statements concerning NEP's future operating performance and planned repowering of wind facilities. In some cases, you can identify the forward-looking statements by words or phrases such as "will," "may result," "expect," "anticipate," "believe," "intend," "plan," "seek," "aim," "potential," "projection," "forecast," "predict," "goals," "target," "outlook," "should," "would" or similar words or expressions. You should not place undue reliance on these forward-looking statements, which are not a guarantee of future performance. The future results of NEP and its business and financial condition are subject to risks and uncertainties that could cause NEP's actual results to differ materially from those expressed or implied in the forward-looking statements. These risks and uncertainties could require NEP to limit or eliminate certain operations. These risks and uncertainties include, but are not limited to, the following: NEP's ability to make cash distributions to its unitholders is affected by the performance of its renewable energy projects which could be impacted by wind and solar conditions and in certain circumstances by market prices; operation and maintenance of renewable energy projects and pipelines involve significant risks that could result in unplanned power outages, reduced output or capacity, property damage, personal injury or loss of life; NEP's business, financial condition, results of operations and prospects can be materially adversely affected by weather conditions and related impacts, including, but not limited to, the impact of severe weather; NEP depends on certain of the renewable energy projects and the investment in pipeline assets in its portfolio for a substantial portion of its anticipated cash flows; the repowering of renewable energy projects requires up-front capital expenditures and could expose NEP to project development risks; geopolitical factors, terrorist acts, cyberattacks or other similar events could impact NEP's projects, pipeline investment or surrounding areas and adversely affect its business; the ability of NEP to obtain insurance and the terms of any available insurance coverage could be materially adversely affected by international, national, state or local events and company-specific events, as well as the financial condition of insurers. NEP's insurance coverage does not provide protection against all significant losses; NEP relies on interconnection and transmission and other pipeline facilities of third parties to deliver energy from its renewable energy projects and to transport natural gas to and from its pipeline investment. If these facilities become unavailable, NEP's projects and pipeline investment may not be able to operate or deliver energy or may become partially or fully unavailable to transport natural gas; NEP's business is subject to liabilities and operating restrictions arising from environmental, health and safety laws and regulations, compliance with which may require significant capital expenditures, increase NEP's cost of operations and affect or limit its business plans; NEP's renewable energy projects and pipeline investment may be adversely affected by new or revised laws or regulations, interpretations of these laws and regulations or a failure to comply with current applicable energy and pipeline regulations; NEP does not own all of the land on which the projects in its portfolio are located and its use and enjoyment of the property may be adversely affected to the extent that there are any lienholders or land rights holders that have rights that are superior to NEP's rights or the United States of America (U.S.) Bureau of Land Management suspends its federal rights-of-way grants; NEP is subject to risks associated with litigation or administrative proceedings; NEP is subject to risks associated with its ownership interests in projects that it identifies for repowering, which could result in its inability to complete construction at those projects on time or at all, and make those projects too expensive to complete or cause the return on an investment to be less than expected; NEP relies on a limited number of customers and is exposed to the risk that they may be unwilling or unable to fulfill their contractual obligations to NEP or that they otherwise terminate their agreements with NEP; NEP or its pipeline investment may not be able to extend, renew or replace expiring or terminated power purchase agreements (PPAs), natural gas transportation agreements or other customer contracts at favorable rates or on a long-term basis; if the energy production by or availability of NEP's renewable energy projects is less than expected, they may not be able to satisfy minimum production or availability obligations under their PPAs; NEP's ability to acquire assets involves risks; reductions in demand for natural gas in the U.S. and low market prices of natural gas could materially adversely affect NEP's pipeline investment's operations and cash flows; government laws, regulations and policies providing incentives and subsidies for clean energy could be changed, reduced or eliminated at any time and such changes may negatively impact NEP and its ability to make acquisitions; NEP's ability to acquire projects depends on the availability of projects developed by NextEra Energy, Inc. (NEE) and third parties, which face risks related to project siting, financing, construction, permitting, the environment, governmental approvals and the negotiation of project development agreements; acquisitions of existing clean energy projects involve numerous risks; NEP may acquire assets that use other renewable energy technologies and may acquire other types of assets. Any such acquisition may present unforeseen challenges and result in a competitive disadvantage relative to NEP's more-established competitors; certain agreements which NEP or its subsidiaries are parties to have provisions which may preclude NEP from engaging in specified change of control and similar transactions; NEP faces substantial competition primarily from regulated utility holding companies, developers, independent power producers, pension funds and private equity funds for opportunities in North America; the natural gas pipeline industry is highly competitive, and increased competitive pressure could adversely affect NEP's pipeline investment; NEP may not be able to access sources of capital on commercially reasonable terms; restrictions in NEP and its subsidiaries' financing agreements could adversely affect NEP's business, financial condition, results of operations and ability to make cash distributions to its unitholders; NEP may be unable to maintain its current credit ratings; NEP's cash distributions to its unitholders may be reduced as a result of restrictions on NEP's subsidiaries' cash distributions to NEP under the terms of their indebtedness or other financing agreements or otherwise to address alternative business purposes; NEP's and its subsidiaries' substantial amount of indebtedness may adversely affect NEP's ability to operate its business, and its failure to comply with the terms of its subsidiaries' indebtedness or refinance, extend or repay the indebtedness could have a material adverse effect on NEP's financial condition; NEP is exposed to risks inherent in its use of interest rate swaps; widespread public health crises and epidemics or pandemics may have material adverse impacts on NEP's business, financial condition, liquidity, results of operations and ability to grow its business and make cash distributions to its unitholders; NEE has influence over NEP; under the cash sweep and credit support agreement, NEP receives credit support from NEE and its affiliates. NEP's subsidiaries may default under contracts or become subject to cash sweeps if credit support is terminated, if NEE or its affiliates fail to honor their obligations under credit support arrangements, or if

NEE or another credit support provider ceases to satisfy creditworthiness requirements, and NEP will be required in certain circumstances to reimburse NEE for draws that are made on credit support; NextEra Energy Resources, LLC (NEER) and certain of its affiliates are permitted to borrow funds received by NextEra Energy Operating Partners, LP (NEP OpCo) or its subsidiaries and is obligated to return these funds only as needed to cover project costs and distributions or as demanded by NEP OpCo. NEP's financial condition and ability to make distributions to its unitholders, as well as its ability to grow distributions in the future, is highly dependent on NEER's performance of its obligations to return all or a portion of these funds; NEER's right of first refusal may adversely affect NEP's ability to consummate future sales or to obtain favorable sale terms; NextEra Energy Partners GP, Inc. (NEP GP) and its affiliates may have conflicts of interest with NEP and have limited duties to NEP and its unitholders; NEP GP and its affiliates and the directors and officers of NEP are not restricted in their ability to compete with NEP, whose business is subject to certain restrictions; NEP may only terminate the Management Services Agreement among NEP, NextEra Energy Management Partners, LP (NEE Management), NEP OpCo and NextEra Energy Operating Partners GP, LLC under certain limited circumstances; if certain agreements with NEE Management or NEER are terminated, NEP may be unable to contract with a substitute service provider on similar terms; NEP's arrangements with NEE limit NEE's potential liability, and NEP has agreed to indemnify NEE against claims that it may face in connection with such arrangements, which may lead NEE to assume greater risks when making decisions relating to NEP than it otherwise would if acting solely for its own account; NEP's ability to make distributions to its unitholders depends on the ability of NEP OpCo to make cash distributions to its limited partners; if NEP incurs material tax liabilities, NEP's distributions to its unitholders may be reduced, without any corresponding reduction in the amount of the incentive distribution rights fee, which is currently suspended; holders of NEP's units may be subject to voting restrictions; NEP's partnership agreement replaces the fiduciary duties that NEP GP and NEP's directors and officers might have to holders of its common units with contractual standards governing their duties and the New York Stock Exchange does not require a publicly traded limited partnership like NEP to comply with certain of its corporate governance requirements; NEP's partnership agreement restricts the remedies available to holders of NEP's common units for actions taken by NEP's directors or NEP GP that might otherwise constitute breaches of fiduciary duties; certain of NEP's actions require the consent of NEP GP; holders of NEP's common units currently cannot remove NEP GP without NEE's consent and provisions in NEP's partnership agreement may discourage or delay an acquisition of NEP that NEP unitholders may consider favorable; NEE's interest in NEP GP and the control of NEP GP may be transferred to a third party without unitholder consent; reimbursements and fees owed to NEP GP and its affiliates for services provided to NEP or on NEP's behalf will reduce cash distributions from NEP OpCo and from NEP to NEP's unitholders, and there are no limits on the amount that NEP OpCo may be required to pay; increases in interest rates could adversely impact the price of NEP's common units, NEP's ability to issue equity or incur debt for acquisitions or other purposes and NEP's ability to make cash distributions to its unitholders; the liability of holders of NEP's units, which represent limited partnership interests in NEP, may not be limited if a court finds that unitholder action constitutes control of NEP's business; unitholders may have liability to repay distributions that were wrongfully distributed to them; the issuance of common units, or other limited partnership interests, or securities convertible into, or settleable with, common units, and any subsequent conversion or settlement, will dilute common unitholders' ownership in NEP, may decrease the amount of cash available for distribution for each common unit, will impact the relative voting strength of outstanding NEP common units and issuance of such securities, or the possibility of issuance of such securities, as well as the resale, or possible resale following conversion or settlement, may result in a decline in the market price for NEP's common units; NEP's future tax liability may be greater than expected if NEP does not generate net operating losses (NOLs) sufficient to offset taxable income or if tax authorities challenge certain of NEP's tax positions; NEP's ability to use NOLs to offset future income may be limited; NEP will not have complete control over NEP's tax decisions; and distributions to unitholders may be taxable as dividends. NEP discusses these and other risks and uncertainties in its annual report on Form 10‑K for the year ended December 31, 2023 and other Securities and Exchange Commission (SEC) filings, and this news release should be read in conjunction with such SEC filings made through the date of this news release. The forward-looking statements made in this news release are made only as of the date of this news release and NEP undertakes no obligation to update any forward-looking statements.

NEXTERA ENERGY PARTNERS, LP
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(millions, except per unit amounts)
(unaudited)
PRELIMINARY

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
OPERATING REVENUES	$319	$308	$936	$847
OPERATING EXPENSES
Operations and maintenance	128	121	389	390
Depreciation and amortization	138	136	412	385
Taxes other than income taxes and other – net	18	19	55	48
Total operating expenses – net	284	276	856	823
GAINS ON DISPOSAL OF BUSINESSES/ASSETS – NET	14	—	13	—
OPERATING INCOME	49	32	93	24
OTHER INCOME (DEDUCTIONS)
Interest expense	(165)	24	(233)	(194)
Equity in earnings of equity method investees	48	56	126	129
Equity in earnings of non-economic ownership interests	11	13	16	16
Other – net	4	3	45	7
Total other income (deductions) – net	(102)	96	(46)	(42)
INCOME (LOSS) BEFORE INCOME TAXES	(53)	128	47	(18)
INCOME TAXES	30	28	38	8
INCOME (LOSS) FROM CONTINUING OPERATIONS	(83)	100	9	(26)
INCOME FROM DISCONTINUED OPERATIONS	—	32	—	96
NET INCOME (LOSS)	(83)	132	9	70
NET LOSS (INCOME) ATTRIBUTABLE TO NONCONTROLLING INTERESTS	43	(79)	82	18
NET INCOME (LOSS) ATTRIBUTABLE TO NEXTERA ENERGY PARTNERS, LP	$(40)	$53	$91	$88

Earnings (loss) per common unit attributable to NextEra Energy Partners, LP – basic and assuming dilution(a):
From continuing operations	$(0.43)	$0.47	$0.97	$0.70
From discontinued operations	—	0.10	—	0.26
Earnings (loss) per common unit attributable to NextEra Energy Partners, LP – basic and assuming dilution	$(0.43)	$0.57	$0.97	$0.96
Weighted-average number of common units outstanding – basic	93.5	93.4	93.5	91.0
Weighted-average number of common units outstanding – assuming dilution	93.5	93.4	93.5	91.0
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(a)    Adjusted for impact of diluted securities

NEXTERA ENERGY PARTNERS, LP
Reconciliation of Net Income (Loss) to Adjusted EBITDA and Cash Available for Distribution (CAFD)
(millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net income (loss)	$(83)	$132	$9	$70
Add back:
Depreciation and amortization	138	136	412	385
Interest expense	165	(24)	233	194
Income taxes	30	28	38	8
Tax credits	222	212	765	691
Amortization of intangible assets/liabilities – PPAs – net	21	21	62	61
Noncontrolling interests in Silver State, Star Moon Holdings, Emerald Breeze and Sunlight Renewables Holdings	(30)	(31)	(56)	(67)
Gains on disposal of businesses/asset – net	(14)	—	(13)	—
Equity in earnings of non-economic ownership interests	(11)	(13)	(16)	(16)
Depreciation and interest expense included within equity in earnings of equity method investees	25	14	55	54
Discontinued operations	—	17	—	40
Other – net	(10)	(4)	(13)	1
Adjusted EBITDA	$453	$488	$1,476	$1,421
Tax credits	(196)	(188)	(687)	(617)
Other – net	(14)	(14)	(38)	(41)
Cash available for distribution before debt service payments	$243	$286	$751	$763
Cash interest paid	(92)	(60)	(172)	(149)
Debt repayment principal(a)	4	21	(40)	(11)
Cash available for distribution	$155	$247	$539	$603
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(a)    Includes normal principal payments, including distributions/contributions to/from tax equity investors and payments to convertible equity portfolio investors.

NEXTERA ENERGY PARTNERS, LP
CONDENSED CONSOLIDATED BALANCE SHEETS
(millions)
(unaudited)
PRELIMINARY

	September 30, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$290	$274
Accounts receivable	116	114
Other receivables	94	64
Due from related parties	105	1,575
Inventory	102	82
Other	145	107
Total current assets	852	2,216
Other assets:
Property, plant and equipment – net	14,614	14,837
Intangible assets – PPAs – net	1,860	1,987
Goodwill	828	833
Investments in equity method investees	1,856	1,853
Other	894	785
Total other assets	20,052	20,295
TOTAL ASSETS	$20,904	$22,511
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued expenses	$71	$72
Due to related parties	106	87
Current portion of long-term debt	100	1,348
Accrued interest	34	38
Accrued property taxes	36	43
Other	75	83
Total current liabilities	422	1,671
Other liabilities and deferred credits:
Long-term debt	5,074	4,941
Asset retirement obligations	360	331
Due to related parties	43	53
Intangible liabilities – PPAs – net	1,143	1,210
Other	258	248
Total other liabilities and deferred credits	6,878	6,783
TOTAL LIABILITIES	7,300	8,454
COMMITMENTS AND CONTINGENCIES
EQUITY
Common units (93.5 and 93.4 units issued and outstanding, respectively)	3,419	3,576
Accumulated other comprehensive loss	(6)	(7)
Noncontrolling interests	10,191	10,488
TOTAL EQUITY	13,604	14,057
TOTAL LIABILITIES AND EQUITY	$20,904	$22,511

NEXTERA ENERGY PARTNERS, LP
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(millions)
(unaudited)
PRELIMINARY

	Nine Months Ended September 30,
	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$9	$70
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	412	412
Intangible amortization – PPAs	62	61
Change in value of derivative contracts	26	140
Deferred income taxes	76	16
Equity in earnings of equity method investees, net of distributions received	—	(7)
Equity in earnings of non-economic ownership interests, net of distributions received	(6)	(16)
Gains on disposal of businesses/assets – net	(13)	—
Other – net	12	15
Changes in operating assets and liabilities:
Current assets	(59)	(63)
Noncurrent assets	(13)	(87)
Current liabilities	12	11
Noncurrent liabilities	(1)	—
Net cash provided by operating activities	517	552
CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of membership interests in subsidiaries – net	—	(666)
Capital expenditures and other investments	(189)	(1,064)
Proceeds from sale of a business	—	55
Payments from related parties under CSCS agreement – net	1,460	206
Reimbursements from related parties for capital expenditures	49	904
Other – net	24	1
Net cash provided by (used in) investing activities	1,344	(564)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of common units – net	3	315
Issuances of long-term debt, including premiums and discounts	199	1,384
Retirements of long-term debt	(1,325)	(349)
Debt issuance costs	(2)	(2)
Partner contributions	50	—
Partner distributions	(596)	(554)
Payments to Class B noncontrolling interest investors	(66)	(122)
Buyout of Class B noncontrolling interest investors	(187)	(590)
Proceeds on sale of differential membership interests	—	92
Proceeds from differential membership investors	173	153
Payments to differential membership investors	(57)	(219)
Change in amounts due to related parties	(1)	(1)
Other – net	—	2
Net cash provided by (used in) financing activities	(1,809)	109
NET INCREASE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	52	97
CASH, CASH EQUIVALENTS AND RESTRICTED CASH – BEGINNING OF PERIOD	294	284
CASH, CASH EQUIVALENTS AND RESTRICTED CASH – END OF PERIOD	$346	$381